                                                                     EXHIBIT 4.1

                 PROVISIONS OF THE ARTICLES OF INCORPORATION
                 AND BYLAWS OF THE REGISTRANT DEFINING RIGHTS
               OF THE HOLDERS OF COMMON STOCK OF THE REGISTRANT

                                  ARTICLES OF
                                 INCORPORATION
                                      OF
                          MANHATTAN ASSOCIATES, INC.


                                  ARTICLE TWO
                                CAPITALIZATION
                                --------------

     The Corporation shall have authority, exercisable by its Board of Directors, to issue up to 100,000,000 shares of common stock, $.01 par value per share ("Common Stock"), and 20,000,000 shares of preferred stock, no par value per share ("Preferred Stock"), any part or all of which shares of Preferred Stock may be established and designated from time to time by the Board of Directors, in such series and with such preferences, limitations and relative rights as may be determined by the Board of Directors.

                                 ARTICLE SEVEN
                         STAGGERED BOARD OF DIRECTORS
                         ----------------------------

     The Board of Directors shall be divided into three classes to be known as Class I, Class II and Class III, which shall be as nearly equal in number as possible. Except in case of death, resignation, disqualification or removal, each Director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold
         --------  -------
office until the 1999 annual meeting of shareholders; each initial Director in Class II shall hold office until the 2000 annual meeting of shareholders; and each initial Director in Class III shall hold office until the 2001 annual meeting of shareholders. In the event of any increase or decrease in the authorized number of Directors, the newly created or eliminated directorships resulting from such an increase or decrease shall be apportioned among the three classes of Directors so that the three classes remain as nearly equal in size as possible; provided, however, that there shall be no classification of additional
          --------  -------
Directors elected by the Board of Directors until the next meeting of shareholders called for the purposes of electing Directors, at which meeting the terms of all such additional Directors shall expire, and such additional Director positions, if they are to be continued, shall be apportioned among the classes of Directors, and nominees therefor shall be submitted to the shareholders for their vote.


                                 ARTICLE EIGHT
                       LIMITATION ON DIRECTOR LIABILITY
                       --------------------------------

     No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a Director, except that such liability shall not be eliminated for:

                (i) any appropriation, in violation of the Director's duties, of any business opportunity of the Corporation;

                (ii) acts or omissions that involve intentional misconduct or a knowing violation of law;

                (iii) liability under Section 14-2-832 (or any successor provision or redesignation thereof) of the Georgia Business Corporation Code (the "Code"); and

                (iv) any transaction from which the Director received an improper personal benefit.

     If at any time the Code shall have been amended to authorize the further elimination or limitation of the liability of a Director, then the liability of each Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Code, as so amended, without further action by the shareholders, unless the provisions of the Code, as amended, require further action by the shareholders.

     Any repeal or modification of the foregoing provisions of this Article Eight shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any

Director of the Corporation for or with respect to any alleged act or omission of the Director occurring prior to such a repeal or modification.


                                 ARTICLE NINE
                      SHAREHOLDER ACTION WITHOUT MEETING
                        BY LESS THAN UNANIMOUS CONSENT
                        ------------------------------

     The shareholders, without a meeting, may take any action required or permitted to be taken at a meeting of the shareholders, if written consent setting forth the action to be taken is signed by those persons who would be entitled to vote at a meeting who hold those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by classes) of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. An action by less than unanimous consent may not be taken with respect to any election of Directors as to which shareholders would be entitled to cumulative voting.


                                  ARTICLE TEN
                         CONSIDERATION OF INTERESTS OF
                        NON-SHAREHOLDER CONSTITUENCIES
                        ------------------------------

     The Board of Directors, any committee of the Board of Directors and any individual Director, in discharging the duties of its, his or her respective positions and in determining what is believed to be in the best interest of the Corporation, may in its, his or her sole discretion consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located and all other factors such Director or Directors consider pertinent, in addition to considering the effects of any action on the Corporation and its shareholders. Notwithstanding the foregoing, this Article Ten shall not be deemed to provide any of the foregoing constituencies any right to be considered in any such discharging of duties or determination.


                                ARTICLE ELEVEN
                                  AMENDMENTS
                                  ----------

     Notwithstanding any other provision of these Articles of Incorporation, the Corporation's Bylaws or law, neither Articles Seven, Eight, Nine or Ten hereof nor this Article Eleven may be amended or repealed except upon the affirmative vote of holders of at least 66-2/3% of the total number of votes of the then outstanding shares of capital stock of the Company that are entitled to vote generally in the election of Directors, voting together as a single class.

                                    BYLAWS
                                      OF
                          MANHATTAN ASSOCIATES, INC.

     2.3  Special Meetings.  Special meetings of shareholders of one or more
          ----------------
classes or series of the Corporation's shares may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, and shall be called by the Corporation upon the written request (in compliance with applicable requirements of the Code) of the holders of shares representing not less than 35% or more of the votes entitled to be cast on each issue proposed to be considered at the special meeting. The business that may be transacted at any special meeting of shareholders shall be limited to that proposed in the notice of the special meeting given in accordance with
Section 2.4 (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).

     2.14  Matters Considered at Annual Meetings.  Notwithstanding anything to
           -------------------------------------
the contrary in these Bylaws, the only business that may be conducted at an annual meeting of shareholders shall be business brought before the meeting (a) by or at the direction of the Board of Directors prior to the meeting, (b) by or at the direction of the Chairman of the Board, the Chief Executive Officer or the President, or (c) by a shareholder of the Corporation who is entitled to vote with respect to the business and who complies with the notice procedures set forth in this Section 2.14. For business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal offices of the Corporation, not less than 60 days before the date of the meeting at which the director(s) are to be elected or the proposal is to be considered; however, if less than 70 days notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the shareholder, to be timely, must be delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of such meeting is made. A shareholder's notice to the Secretary shall set forth a brief description of each matter of business the shareholder proposes to bring before the meeting and the reasons for conducting that business at the meeting; the name, as it appears on the Corporation's books, and address of the shareholder proposing the business; the series or class and number of shares of the Corporation's capital stock that are beneficially owned by the shareholder; and any material interest of the shareholder in the proposed business. The chairman of the meeting shall have the discretion to declare to the meeting that any business proposed by a shareholder to be considered at the meeting is out of order and that such business shall not be transacted at the meeting if (i) the
                                                                    --
chairman concludes that the matter has been proposed in a manner inconsistent with this Section 2.14 or (ii) the chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the meeting.

     3.2  Number, Election and Term of Office.  The number of directors of the
          -----------------------------------
Corporation shall be fixed by resolution of the Board of Directors or of the shareholders from time to time and, until otherwise determined, shall be two; provided, however, that no decrease in the number of directors shall have the
--------  -------
effect of shortening the term of an incumbent director. Except as provided in the Articles of Incorporation, elsewhere in this Section 3.2 and in Section 3.4, the directors shall be elected at each annual meeting of shareholders, or at a special meeting of shareholders called for purposes that include the election of directors, by a plurality of the votes cast by the shares entitled to vote and present at the meeting. Despite the expiration of a director's term, he or she shall continue to serve until his or her successor, if there is to be any, has been elected and has qualified.

     3.8  Certain Nomination Requirements.  No person may be nominated for
          -------------------------------
election as a director at any annual or special meeting of shareholders unless
(a) the nomination has been or is being made pursuant to a recommendation or approval of the Board of Directors of the Corporation or a properly constituted committee of the Board of Directors previously delegated authority to recommend or approve nominees for director; (b) the person is nominated by a shareholder of the Corporation who is entitled to vote for the election of the nominee at the subject meeting, and the nominating shareholder has furnished written notice to the Secretary of the Corporation, at the Corporation's principal office, not less than 60 days before the date of the meeting at which the director(s) are to be elected or the proposal is to be considered; however, if less than 70 days notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the shareholder, to be timely, must be delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of such meeting is made and the notice (i) sets forth with respect to the person to be nominated his or her name, age, business and residence addresses, principal business or occupation during the past five years, any affiliation with or material interest in the Corporation or any transaction involving the Corporation, and any affiliation with or material interest in any person or entity having an interest materially adverse to the Corporation, and (ii) is accompanied by the sworn or certified statement of the shareholder that the nominee has consented to being nominated and that the shareholder believes the nominee will stand for election and will serve if elected; or (c) (i) the person is nominated to replace a person previously identified as a proposed nominee (in accordance with the provisions of subpart
(b) of this Section 3.8) who has since become unable or unwilling to be nominated or to serve if elected, (ii) the shareholder who furnished such previous identification makes the replacement nomination and delivers to the Secretary of the Corporation (at the time of or prior to making the replacement nomination) an affidavit or other sworn statement affirming that the shareholder had no reason to believe the original nominee would be so unable or unwilling, and (iii) such shareholder also furnishes in writing to the Secretary of the Corporation (at the time of or prior to making the replacement nomination) the same type of information about the replacement nominee as required by subpart
(b) of this Section 3.8 to have been furnished about the original nominee. The chairman of any meeting of shareholders at which one or more directors are to be elected, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this
Section 3.8.

                                  ARTICLE SIX

                          Distributions and Dividends


     Unless the Articles of Incorporation provide otherwise, the Board of Directors, from time to time in its discretion, may authorize or declare distributions or share dividends in accordance with the Code.


                                 ARTICLE SEVEN

                                    Shares



     7.1  Share Certificates.  The interest of each shareholder in the
          ------------------
Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation, which shall be in such form as the Board of Directors from time to time may adopt in accordance with the Code. Share certificates shall be in registered form and shall indicate the date of issue, the name of the Corporation, that the Corporation is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and designation of the series, if any, represented by the certificate. Each certificate shall be signed by the President or a Vice President (or in lieu thereof, by the Chairman of the Board or Chief Executive Officer, if there be one) and may be signed by the Secretary or an Assistant Secretary; provided,
                                                                   --------
however, that where the certificate is signed (either manually or by facsimile)
-------
by a transfer agent, or registered by a registrar, the signatures of those officers may be facsimiles.

     7.2  Rights of Corporation with Respect to Registered Owners.  Prior to
          -------------------------------------------------------
due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Corporation pursuant to any procedure that may be established by the Corporation in accordance with the Code) as the person exclusively entitled to vote the other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

     7.3  Transfers of Shares.  Transfers of shares shall be made upon the books
          -------------------
of the Corporation kept by the Corporation or by the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 7.5 of these Bylaws shall have been complied with.

     7.4  Duty of Corporation to Register Transfer.  Notwithstanding any of
          ----------------------------------------
the provisions of Section 7.3 of these Bylaws, the Corporation is under a duty to register the transfer of its shares only if: (a) the share certificate is endorsed by the appropriate person or persons; (b) reasonable assurance is given that each required endorsement is genuine and effective; (c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is in fact rightful or is to a bona fide purchaser; and (f) the transfer is in compliance with applicable provisions of any transfer restrictions of which the Corporation shall have notice.

     7.5  Lost, Stolen, or Destroyed Certificates.  Any person claiming a
          ---------------------------------------
share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of this claim in such a manner as the Corporation may require and shall, if the Corporation requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Corporation, as the Corporation may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

     7.6  Fixing of Record Date.  For the purpose of determining shareholders
          ---------------------
(a) entitled to notice of or to vote at any meeting of shareholders or, if necessary, any adjournment thereof, (b) entitled to receive payment of any distribution or dividend, or (c) for any other proper purpose, the Board of Directors may fix in advance a date as the record date. The record date may not be more than 70 days (and, in the case of a notice to shareholders of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring the determination of shareholders, is to be taken. A separate record date may be established for each Voting Group entitled to vote separately on a matter at a meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors shall fix a new record date for the reconvened meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     7.7  Record Date if None Fixed.  If no record date is fixed as provided
          -------------------------
in Section 7.6, then the record date for any determination of shareholders that may be proper or required by law shall be, as appropriate, the date on which notice of a shareholders' meeting is mailed, the date on which the Board of Directors adopts a resolution declaring a dividend or authorizing a distribution, or the date on which any other action is taken that requires a determination of shareholders.

                                 ARTICLE EIGHT

                                Indemnification

     8.1   Indemnification of Directors.  The Corporation shall indemnify and
           ----------------------------
hold harmless any director of the Corporation (an "Indemnified Person") who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, including any action or suit by or in the right of the Corporation (for purposes of this Article Eight, collectively, a "Proceeding") because he or she is or was a director, officer, employee, or agent of the Corporation, against any judgment, settlement, penalty, fine, or reasonable expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees) incurred with respect to the Proceeding (for purposes of this Article Eight, a "Liability"), provided, however, that no indemnification shall be made for: (a) any appropriation by a director, in violation of the director's duties, of any business opportunity of the corporation; (b) any acts or omissions of a director that involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Code Section 14-2-832; or (d) any transaction from which the director received an improper personal benefit.

     8.2   Indemnification of Others.  The Board of Directors shall have the
           -------------------------
power to cause the Corporation to provide to officers, employees, and agents of the Corporation all or any part of the right to indemnification permitted for such persons by appropriate provisions of the Code. Persons to be indemnified may be identified by position or name, and the right of indemnification may be different for each of the persons identified. Each officer, employee, or agent of the Corporation so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Eight.

     8.3   Other Organizations.  The Corporation shall provide to each director,
           -------------------
and the Board of Directors shall have the power to cause the Corporation to provide to any officer, employee, or agent, of the Corporation who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise all or any part of the right to indemnification and other rights of the type provided under Sections 8.1, 8.2, 8.4, and 8.10 of this Article Eight (subject to the conditions, limitations, and obligations specified in those Sections) permitted for such persons by appropriate provisions of the Code. Persons to be indemnified may be identified by position or name, and the right of indemnification may be different for each of the persons identified. Each person so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Eight.

     8.4   Advances.  Expenses (including, but not limited to, attorneys' fees
           --------
and disbursements, court costs, and expert witness fees) incurred by an Indemnified Person in defending any Proceeding of the kind described in Sections 8.1 or 8.3, as to an Indemnified Person who is a director of the Corporation, or in Sections 8.2 or 8.3, as to other Indemnified Persons, if the Board of Directors has specified that advancement of expenses be made available to any such Indemnified Person, shall be paid by the Corporation in advance of the final disposition of such Proceeding as set forth herein. The Corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than 10 days following the Indemnified Person's delivery to the Corporation of a written request for an advance pursuant to this Section 8.4, together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person
                             --------  -------
shall furnish the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct and a written undertaking and agreement to repay to the Corporation any advances made pursuant to this Section 8.4 if it shall be determined that the Indemnified Person is not entitled to be indemnified by the Corporation for such amounts. The Corporation may make the advances contemplated by this Section 8.4 regardless of the Indemnified Person's financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 8.4 may be unsecured and interest-free.

     8.5   Non-Exclusivity.  Subject to any applicable limitation imposed by
           ---------------
the Code or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article Eight shall not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any provision of the Articles of Incorporation, or any Bylaw, resolution, or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be voted thereon.

     8.6   Insurance.  The Corporation shall have the power to purchase and
           ---------
maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while serving in such a capacity, is also or was also serving at the request of the Corporation as a director, officer, trustee, partner, employee, or agent of any corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any Liability that may be asserted against or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Eight.

     8.7   Notice.  If the Corporation indemnifies or advances expenses to a
           ------
director under any of Sections 14-2-851 through 14-2-854 of the Code in connection with a Proceeding by or in the right of the Corporation, the Corporation shall, to the extent required by Section 14-2-1621 or any other applicable provision of the Code, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

     8.8   Security.  The Corporation may designate certain of its assets as
           --------
collateral, provide self-insurance, establish one or more indemnification trusts, or otherwise secure or facilitate its ability to meet its obligations under this Article Eight, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article Eight, as the Board of Directors deems appropriate.

     8.9   Amendment.  Any amendment to this Article Eight that limits or
           ---------
otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to Proceedings based on actions, events, or omissions (collectively, "Post Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any Proceeding based on actions, events, or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses, and other rights under this Article Eight to the same extent as if such provisions had continued as part of the Bylaws of the Corporation without such amendment. This
Section 8.9 cannot be altered, amended, or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

     8.10  Agreements.  The provisions of this Article Eight shall be deemed to
           ----------
constitute an agreement between the Corporation and each Indemnified Person hereunder. In addition to the rights provided in this Article Eight, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any Indemnified Person indemnification rights substantially similar to those provided in this Article Eight.

     8.11  Continuing Benefits.  The rights of indemnification and advancement
           -------------------
of expenses permitted or authorized by this Article Eight shall, unless otherwise provided when such rights are granted or conferred, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     8.12  Successors.  For purposes of this Article Eight, the term
           ----------
"Corporation" shall include any corporation, joint venture, trust, partnership, or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation, or otherwise, and any such successor shall be liable to the persons indemnified under this Article Eight on the same terms and conditions and to the same extent as this Corporation.

     8.13  Severability.  Each of the Sections of this Article Eight, and each
           ------------
of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article Eight that is not declared invalid or unenforceable.

     8.14  Additional Indemnification.  In addition to the specific
           --------------------------
indemnification rights set forth herein, the Corporation shall indemnify each of its directors and such of its officers as have been designated by the Board of Directors to the full extent permitted by action of the

Board of Directors without shareholder approval under the Code or other laws of the State of Georgia as in effect from time to time.


                                 ARTICLE NINE

                                 Miscellaneous


     9.1  Inspection of Books and Records.  The Board of Directors shall have
          -------------------------------
the power to determine which accounts, books, and records of the Corporation shall be available for shareholders to inspect or copy, except for those books and records required by the Code to be made available upon compliance by a shareholder with applicable requirements, and shall have the power to fix reasonable rules and regulations (including confidentiality restrictions and procedures) not in conflict with applicable law for the inspection and copying of accounts, books, and records that by law or by determination of the Board of Directors are made available. Unless required by the Code or otherwise provided by the Board of Directors, a shareholder of the Corporation holding less than two percent of the total shares of the Corporation then outstanding shall have no right to inspect the books and records of the Corporation.

     9.2  Fiscal Year.  The Board of Directors is authorized to fix the fiscal
          -----------
year of the Corporation and to change the fiscal year from time to time as it deems appropriate.

     9.3  Corporate Seal.  The corporate seal will be in such form as the Board
          --------------
of Directors may from time to time determine. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal. The corporate seal need not be used unless its use is required by law, by these Bylaws, or by the Articles of Incorporation.

     9.4  Annual Statements.  Not later than four months after the close of
          -----------------
each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement, in such form and with such information as the Code may require.

     9.5  Notice.  (a)  Whenever these Bylaws require notice to be given to
          ------
any shareholder or to any director, the notice may be given by mail, in person, by courier delivery, by telephone, or by telecopier, telegraph, or similar electronic means. Whenever notice is given to a shareholder or director by mail, the notice shall be sent by depositing the notice in a post office or letter box in a postage-prepaid, sealed envelope addressed to the shareholder or director at his or her address as it appears on the books of the Corporation. Any such written notice given by mail shall be effective: (i) if given to shareholders, at the time the same is deposited in the United States mail; and
(ii) in all other cases, at the earliest of (x) when received or when delivered, properly addressed, to the addressee's last known principal place of business or residence, (y) five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed, or (z) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Whenever notice is given to a shareholder or director by any means other than mail, the notice shall be deemed given when received.

     (b) In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.